COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
IN DREYFUS EMERGING MARKETS FUND AND THE MORGAN
STANLEY CAPITAL INTERNATIONAL EMERGING MARKETS
FREE INDEX

EXHIBIT A:

                                  MORGAN
                                 STANLEY
                                 CAPITAL
                              INTERNATIONAL
                DREYFUS          EMERGING
   PERIOD       EMERGING         MARKETS
                MARKETS            FREE
                  FUND           INDEX *

   6/28/96       10,000           10,000
   5/31/97       11,407           10,709
   5/31/98       9,342            7,678
   5/31/99       10,608           7,944
   5/31/00       12,363           9,354

* Source: Lipper Analytical Services, Inc.

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COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN
DREYFUS INTERNATIONAL GROWTH FUND WITH THE MORGAN
STANLEY CAPITAL INTERNATIONAL EUROPE, AUSTRALASIA, FAR
EAST (EAFE(R)) INDEX AND THE MORGAN STANLEY CAPITAL
INTERNATIONAL WORLD EX- U.S. INDEX

EXHIBIT A:

                                                        MORGAN
                                                       STANLEY
                                                       CAPITAL
                                      MORGAN         INTERNATIONAL
                                      STANLEY           EUROPE,
                    DREYFUS           CAPITAL        AUSTRALASIA,
    PERIOD       INTERNATIONAL     INTERNATIONAL       FAR EAST
                    GROWTH           WORLD EX-         (EAFE(R))
                     FUND           U.S.INDEX*          INDEX *

   6/29/93          10,000            10,000            10,000
   5/31/94          12,232            11,485            11,537
   5/31/95          11,277            12,076            12,106
   5/31/96          12,713            13,409            13,398
   5/31/97          13,649            14,513            14,408
   5/31/98          14,798            16,165            16,009
   5/31/99          12,428            16,792            16,706
   5/31/00          17,625            19,870            19,571

* Source: Lipper Analytical
Services, Inc.